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                                  EXHIBIT 1.3











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                           SELECTED DEALER AGREEMENT



[            , 2001]
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Ryan, Beck & Co., LLC
220 South Orange Avenue
Livingston, New Jersey  07039

Gentlemen:

      (1) GENERAL. We understand that Ryan, Beck & Co., LLC ("Ryan Beck") is entering into this Agreement with us and other firms who may be offered the right to sell, on a best efforts basis, a portion of the securities of Wayne Savings Bancshares, Inc. ("WSB") being distributed to the public. The terms and conditions of this Agreement shall be applicable to the public offering of WSB common stock ("Securities") wherein Ryan Beck is responsible for managing or otherwise implementing the sale of the Securities by selected dealers ("Selected Dealers"). The offering of Securities by us as a Selected Dealer is hereinafter called the "Offering." The term "Prospectus" means the prospectus, together with the prospectus supplement, if any, relating to the Offering of Securities.

      (2) CONDITIONS OF OFFERING, ACCEPTANCE AND PURCHASE. The Offering shall be subject to delivery of the Securities and their acceptance by you, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You shall advise us by telegram, telex, facsimile, e-mail, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to the offering date referred to in Section 3(b)) of the Offering. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. We agree you shall have full authority to take such actions as you may deem advisable in respect of all matters pertaining to the Offering. You shall be under no liability to us except for lack of good faith and for obligations expressly assumed by you in this Agreement. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to the Offering should be sent to Ryan Beck. You reserve the right to reject any acceptance in whole or in part. We agree that at any time or times prior to the termination of this Agreement we will, upon your request, report to you each indication of interest: investor, state of residence, face amount of Securities and whether the investor is retail or institutional.

         Payment for Securities sold by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers as set forth or indicated in a Written Communication, on such date as you shall determine, on three (3) days prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities sold by

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us at the public offering price, the concession to which we shall be entitled shall be paid to us upon termination of the provisions of Section 3(b) with respect to such Securities. Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities sold by us shall be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

      (3)    REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
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             (a)    PROSPECTUS. You shall provide us with such number of copies of each prospectus and any supplement thereto relating to each Offering as we may reasonably request for the purposes contemplated by the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable Rules and Regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of prospectuses and agree that we shall comply therewith. We agree to keep an accurate record of our distribution (including persons and related states of residence to whom sent) of copies of the prospectus (or any amendment or supplement to thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the final version of the prospectus (including any supplement) filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that we shall rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We understand that no Selected Dealer is authorized to act as an agent for you or each other. We shall not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by you to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

             (b) OFFER AND SALE TO THE PUBLIC. With respect to the Offering of Securities, you shall inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such time, you may change the selling concession, and the reallowance to dealers. With respect to the Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") and who are members in good standing of the NASD.

             (c) OPEN MARKET TRANSACTIONS. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the

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issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. We agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of the issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

             (d) NASD. We represent that we are actually engaged in the investment banking or securities business and we are a member in good standing of the NASD. We agree that in making sales of the Securities, we shall comply with all applicable Rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Rule 2740 of the Conduct Rules.

             (e) BLUE SKY LAWS. Upon application to you, you shall inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

             (f) COMPLIANCE WITH LAW. We agree that, in selling Securities pursuant to the Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we shall comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and Regulations of the Securities and Exchange Commission thereunder, the applicable Rules and Regulations of the NASD, and the applicable Rules and Regulations of any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to the Offering. You shall not be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act. In connection with the Offering, we agree to pay our proportionate share of any claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Selected Dealers, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand, or liability.

      (4) TERMINATION; SUPPLEMENTS AND AMENDMENTS. We may supplement this Agreement or amend it by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to the Offering after the date of such supplement or amendment. Each reference to "this Agreement" or "the Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. This Agreement shall be binding on, and inure to the benefit of, the parties hereto, and the respective successors and assigns of each. Any notice from us to you shall be deemed to have been duly given if mailed,

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telephoned, or sent by facsimile to you at the address to which this Agreement is delivered. Unless earlier terminated by us, this Agreement shall terminate upon the closing of the Offering. We may terminate this Agreement or any provision hereof at any time by written notice to you. Our obligations hereunder are subject to the successful completion of the Offering.

      (5) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

      (6) GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to the Offering, together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith, shall be governed by, and construed in accordance with, the laws of the State of New York.

      By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to the Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, (ii) confirmation that our representations and warranties set forth in Section 3 are true and correct at that time, and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and shall be fully performed by us to the extent and at the times required thereby.

      Enclosed is a duplicate copy of this Agreement, one copy to be retained by each of our firms.

                                               Very truly yours,


                                               ---------------------------------
                                               (Name of Firm)

                                               By:
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                                               Its:
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Confirmed, as of                 , 2001
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RYAN, BECK & CO., LLC


By:
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Execution Date:
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